Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated May 7, 2025, with respect to the financial statements of LNHC, Inc. incorporated by reference in this Registration Statement (Form S-3) and related Shelf Prospectus and Resale Prospectus of Pelthos Therapeutics Inc.

San Diego, CA

February 2, 2026